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                                                                     Exhibit 5.2

            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                   March 2, 2007

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553

     Re: Arbor Realty Trust, Inc.
         Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special New York counsel to Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities: (i) shares of the Company's common stock, par value $0.01 per share, (ii) shares of the Company's preferred stock, (iii) senior unsecured debt securities of the Company, in one or more series (the "Senior Debt Securities"), which may be issued under a senior indenture (the "Senior Debt Indenture"), proposed to be entered into between the Company and The Bank of New York, as trustee, (iv) subordinated unsecured debt securities of the Company, in one or more series (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") which may be issued under a subordinated indenture (the "Subordinated Debt Indenture" and, together with the Senior Debt Indenture, the "Indentures"), proposed to be entered into between the Company and The Bank of New York, as trustee (the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture is referred to as the "Trustee"); (v) warrants (the "Warrants") to purchase Debt Securities, shares of preferred stock or shares of common stock of the Company, which

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Arbor Realty Trust, Inc.
March 2, 2007
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may be issued pursuant to one or more warrant agreements (each, a "Warrant
Agreement") proposed to be entered into between the Company and a warrant agent or agents to be named (the "Warrant Agent" or "Warrant Agents"); and (vi) fractional shares of the Company's preferred stock represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts ("Receipts"), which may be issued pursuant to one or more deposit agreements proposed to be entered into between the Company and a bank or trust company to be named (each, a "Deposit Agreement"). The Debt Securities, the Depositary Shares and the Warrants are collectively referred to herein as the "Offered Securities."

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion, including:

     (a) the form of Registration Statement;

     (b) the form of Senior Debt Indenture, filed as an exhibit to the Registration Statement;

     (c) the form of the Subordinated Debt Indenture, filed as an exhibit to the Registration Statement; and

     (d) the form of the Debt Securities included in the Senior Debt Indenture and the Subordinated Debt Indenture.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had and will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents. We have also assumed that the Debt Securities and the Indentures will be duly authorized, executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Senior Debt Indenture, the Subordinated Debt Indenture, the Offered Securities, the Warrant Agreements and the Deposit Agreements, will not violate, conflict with or constitute a default under, (i) the Articles of Incorporation or the Bylaws of the Company,

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Arbor Realty Trust, Inc.
March 2, 2007
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or any agreement or other instrument to which the Company or its properties are subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or
(iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that the Company has been duly organized and is and will continue to be validly existing and in good standing under Maryland law and that (i) the Company has duly authorized the filing of the Registration Statement under Maryland law;
(ii) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Maryland law;
(iii) prior to the issuance of any Offered Securities, the Senior Debt Indenture, the Subordinated Debt Indenture, the Warrant Agreements and the Deposit Agreements, as applicable, and each certificate or other executed document evidencing Offered Securities will be duly authorized, executed and delivered by the Company under Maryland law; (iv) the Warrant Agreements and the Deposit Agreements will be governed by New York law and the choice of New York law in the Senior Debt Indenture, the Subordinated Debt Indenture, the Warrant Agreements and the Deposit Agreements is legal and valid under the laws of other applicable jurisdictions; and (v) the Company has and will have complied with all aspects of the laws of Maryland in connection with the issuance of the Offered Securities as contemplated by the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Our opinions set forth below are limited to the laws of the State of New York and the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     The opinions set forth below are subject to the following qualifications, further assumptions and limitations:

     (i) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceablility is considered in a proceeding in equity or at law);


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Arbor Realty Trust, Inc.
March 2, 2007
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     (ii) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

     (iii) the validity or enforcement of any agreements or instruments may be limited by requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law;

     (iv) the validity or enforcement of any agreements or instruments may be limited by governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies; and

     (v) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the Senior Debt Indenture, the Subordinated Debt Indenture, the Warrant Agreements or the Deposit Agreements, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law Sections 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney
2001) and is subject to the qualification that such enforceability may be limited by public policy considerations.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (iii) the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     2. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the "Offered Warrants"), when (i) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the

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Arbor Realty Trust, Inc.
March 2, 2007
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Company and the other parties thereto; (ii) a Warrant Agreement has been duly authorized, executed and delivered by the parties thereto; and (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and purchase agreement and the Offered Warrants have been duly executed and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     3. With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the "Offered Depositary Shares"), when (i) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) a Deposit Agreement has been duly authorized, executed and delivered by the parties thereto; (iii) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Deposit Agreement and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Deposit Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (iv) the shares of preferred stock relating to such Offered Depositary Shares have been duly and validly issued and paid for under Maryland law and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such shares of preferred stock in accordance with the Deposit Agreement, such Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement, and such Receipts, when issued and sold in accordance with the applicable Deposit Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP